Exhibit 21


             SUBSIDIARIES OF NS GROUP, INC.
                (all are wholly-owned)


                                               State of
        Name                                 Incorporation

Erlanger Tubular Corporation                 Oklahoma
Imperial Adhesives, Inc.                     Ohio
Koppel Steel Corporation                     Pennsylvania
NSub I, Inc.                                 Kentucky
Newport Steel Corporation                    Kentucky
Northern Kentucky Management, Inc.           Kentucky
Northern Kentucky Air, Inc.                  Kentucky